Exhibit 5.1

Morgan, Lewis & Bockius LLP

One Oxford Centre

Thirty-Second Floor

Pittsburgh, PA 15219

April 21, 2006

CitiSteel USA, Inc.

4001 Philadelphia Pike

Claymont, DE 19703

Re:	Registration Statement on Form S-4 for Senior Secured Floating Rate Notes due 2010

Ladies and Gentlemen:

We have acted as counsel to CitiSteel USA, Inc., a Delaware corporation (the “Company”), and CitiSteel PA, Inc. (the “Guarantor”) in connection with the filing of the referenced Registration Statement on Form S-4, including the exhibits thereto (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”) and the rules and regulations promulgated thereunder, for the registration by the Company of up to $172,000,000 aggregate principal amount of the Company’s Senior Secured Floating Rate Notes (the “Securities”) and the guarantee thereof by the Guarantor (the “Guarantee”). The Securities and Guarantee will be issued under an Indenture dated as of August 25, 2005 (the “Indenture”) among the Company, the Guarantor and The Bank of New York, as trustee (the “Trustee”). Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Indenture, which has been filed as an exhibit to the Registration Statement, the Registration Statement and the Prospectus included therein, the resolutions of the Board of Directors of the Company and such other documents and records as we have deemed necessary. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantor.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed for purposes of our opinion that the Indenture is a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

CitiSteel USA, Inc.

April 21, 2006

Based upon the foregoing, we are of the opinion that:

1. When the Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. When (a) the Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantee has been duly executed and issued, the Guarantee will constitute a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

The opinions expressed above are subject to the following limitations and qualifications:

1. The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

2. Under applicable law, guarantors may be entitled to certain rights or protections which as a matter of statutory or common law may not be waived or altered. We express no opinion herein as to the enforceability of any provisions of the Guarantee which purport to waive or alter such rights or protections, except to the extent permitted by law.

3. The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania, the State of New York and the Delaware General Corporation Law, and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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